SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 3, 2014
Date of Report (Date of earliest event reported)

FBR & CO.
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

           001-33518                                                           20-5164223
          (Commission File Number)                                 (IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      Changes in Registrant’s Certifying Accountant

As previously disclosed by  FBR & Co. (the “Company”) in its Current Report on Form 8-K filed April 22, 2014, on April 16, 2014, the Audit Committee of the Board of Directors of the Company approved the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm beginning with its second quarter ending June 30, 2014.  On June 4, 2014, the Company and BDO executed an engagement letter formally documenting the appointment.

ITEM 5.07                      Submission of Matters to a Vote of Security Holders.

  (a)           The Annual Meeting of Shareholders of the Company was held on June 3, 2014.
  (b)           The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1.              Shareholders elected the five director nominees named in the Proxy Statement:

Nominee	Votes in Favor	Votes Withheld	Broker Non-votes
Reena Aggarwal	8,146,962	29,052	1,686,601
Richard J. Hendrix	8,097,318	78,696	1,686,601
Thomas J. Hynes, Jr.	8,147,969	28,045	1,686,601
Richard A. Kraemer	8,148,906	27,108	1,686,601
Arthur J. Reimers	8,142,636	33,378	1,686,601

2.           Shareholders approved a non-binding Advisory Vote on the compensation of the company’s named executive officers.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
8,138,119	28,229	9,666	1,686,601

3.           Shareholders ratified the appointment of BDO USA, LLP as the Company’s Independent auditors for 2014.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
9,777,640	74,333	10,642	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.
Date: June 5, 2014	By:	/s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer